Exhibit 99.1

NUBURU Announces Strategic Alliance with Maddox Defense for

Controlling-Interest JV to Advance Next-Gen Drone Technologies

10/22/2025

Targeting a multi-billion-dollar market opportunity in defense and commercial drone systems, with projected annual revenue approaching $100 million by 2028,

leveraging battlefield-proven expertise and export-compliant innovation.

CENTENNIAL, Colo.--(BUSINESS WIRE)-- NUBURU, Inc. (NYSE American: BURU) (“NUBURU” or the “Company”), a global pioneer in high-performance blue-laser technology, today announced that it has entered into a Strategic Framework Agreement with Nuburu Defense LLC and Maddox Defense Incorporated to establish a joint-venture company (the “JV Company”).

Controlled by Nuburu Defense, the JV Company will focus on the compliant development, manufacturing, and deployment of advanced drone systems for both military and commercial applications.

Strategic Objectives

The JV Company will design, manufacture, and deploy adaptable military drones for NATO and allied customers, leveraging the combined technical and operational expertise of Nuburu Defense and Maddox Defense Incorporated. The parties estimate the NATO UAV defense market opportunity at approximately $7 – $10.3 billion annually.

In addition to defense programs, the JV Company’s 2026–2028 plan includes a comprehensive go-to-market strategy for commercial and civil-sector drone deployment, built on synergies with NUBURU’s core blue-laser platform, the Orbit operational-resilience system (recently acquired under controlling interest), and Tekne’s defense-mobility suite.

The JV anticipates reaching approximately $100 million in annual revenue by the end of 2028 and roughly $165 million cumulative across 2026–2028.

Manufacturing Approach

Operations will utilize rapid-manufacturing pods capable of deployable field fabrication through polymer and metal 3D printing, modular avionics, and scalable commercial components.

These mobile production units enable on-demand UAV assembly and re-configuration near operational zones while remaining compliant with applicable export-control laws.

Joint Venture Framework

Under the Strategic Framework Agreement, the parties intend to execute a definitive Joint Venture Agreement (JVA) on or before December 15, 2025, establishing the JV Company under Italian law as a European-based manufacturing and research hub.

The collaboration will integrate complementary technologies for NATO-authorized programs while maintaining full U.S. export-control compliance. No transfer of U.S.-controlled defense technology or classified data is contemplated; all U.S.-origin technical information remains subject to ITAR and EAR regulations.

Key anticipated terms include:

•
Nuburu Defense to contribute up to $10 million in capital funding;
•
Maddox Defense Incorporated to contribute eligible assets, intellectual property, and personnel, formally appraised per Italian law;
•
Equity ownership allocated by assessed contributions, with Nuburu Defense retaining controlling interest;
•
A joint Board of Directors comprising representatives from both parties;
•
A period of mutual exclusivity during negotiation and execution of the JVA.

Leadership Comments

“This framework agreement marks another pivotal step forward as NUBURU expands its presence across the defense and commercial sectors,” said Alessandro Zamboni, Executive Chairman and Co-CEO of NUBURU. “Our blue-laser innovation, paired with Maddox Defense’s battlefield-proven UAV design and the capabilities of our Orbit platform, positions this JV to deliver next-generation, compliant drone solutions. We also anticipate strong synergies with Tekne’s mobility technologies and client base.”

“Maddox Defense is thrilled to partner with NUBURU to deliver advanced drone capabilities to NATO and civilian markets,” said Jason Maddox, Founder of Maddox Defense Incorporated. “Our Special Forces and intelligence-veteran engineering team brings combat-tested innovation and design intelligence — including direct experience supporting allied operations — that, when combined with NUBURU’s laser systems and Orbit’s resilience tools, creates a formidable platform for global defense and security.”

“This venture enables Nuburu Defense to extend our mission-critical laser solutions into the rapidly expanding drone domain,” added Dario Barisoni, CEO of Nuburu Defense LLC. “Together with Maddox Defense, we’re aligning innovation, rapid deployment, and regulatory compliance to meet NATO-standardized operational requirements. The launch of the JV has ideal timing considering the acquisition secured with Orbit and the recent interest of the Italian Government in Tekne which has a perfect fit with the strategic and industrial alliance we have been building up with the company.”

Regulatory and Compliance

All technologies and systems developed by the JV Company will be designed and manufactured in full accordance with applicable U.S., EU, and NATO export-control laws, ensuring responsible deployment of defense technologies solely to authorized partners and allied nations.

About the Joint Venture

The NUBURU–Maddox Defense Joint Venture combines NUBURU’s proprietary blue-laser technology, Maddox Defense Incorporated’s combat-tested UAV engineering, and the Orbit operational-resilience platform to deliver scalable, rapid-response drone systems for defense, security, and commercial applications worldwide.

About NUBURU

Founded in 2015, NUBURU, Inc. developed and commercialized industrial blue-laser technology. Under a renewed strategic vision led by Executive Chairman and Co-CEO Alessandro Zamboni, NUBURU is expanding into complementary sectors including defense-tech, security, and critical-infrastructure resilience, leveraging internal R&D and strategic acquisitions to build a comprehensive Defense & Security Hub.

For more information, visit www.nuburu.net.

About Nuburu Defense LLC

A subsidiary of NUBURU, Inc., Nuburu Defense LLC delivers advanced laser-based solutions for defense, security, and critical-infrastructure applications, supporting NUBURU’s Defense & Security Hub strategy.

About Maddox Defense Incorporated

Maddox Defense Incorporated, a Puerto Rico (U.S.)-based skunkworks company, develops defense and warfighter-focused ecosystems encompassing software, IP, communications, controls, and hardware designs for military drones, aircraft, mobility systems, UAS, and related technologies.

It operates independently from Maddox Defense, Inc., the California-based defense contractor specializing in U.S. government manufacturing and logistics programs.

All activities are conducted in full compliance with U.S. International Traffic in Arms Regulations (ITAR) and Export Administration Regulations (EAR).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts may be forward-looking statements, identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “plan,” “seek,” “target,” “project,” and similar expressions.

These include, without limitation, statements about the anticipated Joint Venture, revenue projections, synergies, and market opportunities. Actual results may differ materially due to various factors, including but not limited to:

(1) the risk that the parties do not execute a definitive JVA on the anticipated timeline or terms;

(2) failure to realize anticipated benefits of the JV or related acquisitions;

(3) changes in laws, export controls, or geopolitical conditions;

(4) inability to access sufficient capital; and

(5) other risks detailed in NUBURU’s SEC filings.

All financial figures are preliminary and unaudited. NUBURU undertakes no obligation to update these statements except as required by law.

All collaborative activities described herein are subject to applicable U.S. and international export-control regulations. The joint-venture structure does not constitute a transfer of U.S. defense technical data or ownership.

Investor Relations: ir@nuburu.net

Media Contact: press@nuburu.net

Website: www.nuburu.net

Source: NUBURU, Inc.